                          INVESTMENT ADVISORY AGREEMENT

         INVESTMENT ADVISORY AGREEMENT made as of this 31st day of October, 2005
by  and  between  Tortoise  North  American  Energy   Corporation,   a  Maryland
corporation having its principal place of business in Overland Park, Kansas (the
"Company"),  and Tortoise Capital  Advisors,  LLC, a Delaware limited  liability company  having its principal  place of business in Overland  Park,  Kansas (the
"Adviser").

         WHEREAS,  the Company is registered under the Investment Company Act of
1940, as amended (the "1940 Act"), as a closed-end,  non-diversified  management investment company;

         WHEREAS, the Adviser is registered under the Investment Advisers Act of
1940, as amended (the "Advisers  Act"), as an investment  adviser and engages in the business of acting as an investment adviser;

         WHEREAS,  the Company and the Adviser desire to enter into an agreement to provide for  investment  advisory  services to the Company upon the terms and conditions hereinafter set forth; and

         NOW  THEREFORE,   in  consideration  of  the  mutual  covenants  herein
contained  and other good and  valuable  consideration,  the receipt of which is hereby acknowledged, the parties agree as follows:

1.       Appointment of Adviser.

         The  Company  appoints  the  Adviser to act as manager  and  investment adviser to the  Company  for the period and on the terms  herein set forth.  The
Adviser  accepts such  appointment  and agrees to render the services herein set forth, for the compensation herein provided.

2.       Duties of the Adviser.

         Subject to the overall supervision and review of the Board of Directors of the Company  ("Board"),  the Adviser will regularly  provide the Company with investment  research,  advice and supervision  and will furnish  continuously an investment program for the Company, consistent with the investment objective and policies of the  Company.  The  Adviser  will  determine  from time to time what securities shall be purchased for the Company,  what securities shall be held or sold by the  Company  and what  portion of the  Company's  assets  shall be held uninvested as cash,  subject always to the provisions of the Company's  Articles of Incorporation,  Bylaws and its registration  statement under the 1940 Act and under the  Securities Act of 1933 covering the Company's  shares,  as filed with the Securities and Exchange Commission (the "Commission"), and to the investment objective,  policies and restrictions of the Company,  as each of the same shall be from time to time in effect,  and  subject,  further,  to such  policies  and instructions  as the Board may from  time to time  establish.  To carry out such determinations,  the  Adviser  will  exercise  full  discretion  and act for the
Company in the same  manner  and with the same  force and effect as the  Company itself might or could do with respect to purchases, sales or other transactions, as well as with  respect to all other  things  necessary  or  incidental  to the furtherance or conduct of such purchases, sales or other transactions.

3.       Administrative Duties of the Adviser.

         The  Adviser  agrees to furnish  office  facilities  and  clerical  and administrative  services  necessary to the operation of the Company  (other than services provided by the Company's custodian,  accounting agent,  administrator,
dividend  disbursing  agent  and  other  service  providers).   The  Adviser  is
authorized to conduct  relations with  custodians,  depositaries,  underwriters, brokers,  dealers,

placement agents, banks, insurers,  accountants,  attorneys, pricing agents, and other persons as may be deemed  necessary or desirable.  To the extent requested by the Company,  the Adviser shall (i) oversee the  performance  and fees of the
Company's  service  providers and make such reports and  recommendations  to the
Board of  Directors  concerning  such  matters as the  parties  deem  desirable;
(ii)respond  to inquiries  and  otherwise  assist such service  providers in the preparation  and filing of regulatory  reports,  proxy  statements,  shareholder communications  and the  preparation  of  Board  materials  and  reports;  (iii)
establish and oversee the implementation of borrowing  facilities or other forms of leverage  authorized by the Board; and (iv) supervise any other aspect of the
Company's  administration  as may be agreed upon by the Company and the Adviser.
The Company shall  reimburse the Adviser or its affiliate for all  out-of-pocket expenses incurred in providing the services set forth in this Section 3.

4.       Delegation of Responsibilities.

         The Adviser is authorized to delegate any or all of its rights,  duties and obligations under this Agreement to one or more sub-advisers,  and may enter into agreements with  sub-advisers,  and may replace any such  sub-advisers from time to time in its  discretion,  in accordance  with the 1940 Act, the Advisers
Act,  and  rules  and  regulations  thereunder,  as  such  statutes,  rules  and regulations are amended from time to time or are  interpreted  from time to time by the staff of the Commission,  and if applicable,  exemptive orders or similar relief  granted  by  the  Commission  and  upon  receipt  of  approval  of  such sub-advisers by the Board and by  shareholders  (unless any such approval is not required  by such  statutes,  rules,  regulations,  interpretations,  orders  or similar relief).

5.       Independent Contractors.

         The  Adviser  and any  sub-advisers  shall for all  purposes  herein be deemed to be  independent  contractors  and shall,  unless  otherwise  expressly provided or authorized, have no authority to act for or represent the Company in any way or otherwise be deemed to be an agent of the Company.

6.        Compliance with Applicable Requirements.

          In carrying  out its  obligations  under this  Agreement,  the Adviser shall at all times conform to:

          a.   all  applicable  provisions  of the 1940 Act and the Advisers Act and any rules and regulations adopted thereunder;

          b.   the provisions of the registration  statement of the Company,  as the same may beamended from time to time under the 1940 Act;

          c.   the provisions of the Prospectus,  including without  limitation, the investment objective;

          d.   the provisions of the Company's Articles of Incorporation, as the
               same may be amended from time to time;

          e.   the  provisions of the Bylaws of the Company,  as the same may be amended from time to time

          f.   all policies, procedures and directives adopted by the Board; and

          g.   any other applicable provisions of state, federal or foreign law.

7.       Brokerage.

         The Adviser is responsible for decisions to buy and sell securities for the Company,  broker-dealer  selection,  and negotiation of brokerage commission rates. The Adviser's primary  consideration in effecting a security  transaction will be to obtain the best execution.  In selecting a  broker-dealer  to execute
each  particular   transaction,   the  Adviser  will  take  the  following  into
consideration:  the best net price  available;  the  reliability,  integrity and financial  condition of the  broker-dealer;  the size of and the  difficulty  in executing  the  order;  and  the  value  of  the  expected  contribution  of the broker-dealer  to the  investment  performance  of the  Company on a  continuing basis.  Accordingly,  the price to the  Company in any  transaction  may be less favorable than that available  from another  broker-dealer  if the difference is reasonably justified by other aspects of the execution services offered.

         Subject to such policies as the Board may from time to time  determine, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty  created  by this  Agreement  or  otherwise  solely by reason of its having caused  the  Company  to pay a broker  or dealer  that  provides  brokerage  and research services to the Adviser an amount of commission for effecting a Company investment  transaction in excess of the amount of commission  another broker or dealer  would have  charged  for  effecting  that  transaction,  if the  Adviser determines  in good faith  that such  amount of  commission  was  reasonable  in relation to the value of the  brokerage and research  services  provided by such broker or dealer,  viewed in terms of either that particular  transaction or the
Adviser's  overall  responsibilities  with  respect to the  Company and to other clients of the Adviser as to which the Adviser exercises investment  discretion.
The Adviser is further  authorized to allocate the orders placed by it on behalf of the  Company  to such  brokers  and  dealers  who also  provide  research  or statistical  material or other  services to the  Company,  the Adviser or to any sub-adviser.  Such  allocation  shall be in such amounts and  proportions as the
Adviser  shall  determine  and the  Adviser  will  report  on  said  allocations regularly to the Board indicating the brokers to whom such allocations have been made and the basis therefor.

8.       Books and Records.

         The Adviser will maintain  complete and accurate  records in respect of all transactions  relating to the Company's portfolio.  The Adviser will keep or will cause to be kept  records in  respect  of all such  portfolio  transactions executed on behalf of the Company.  To the extent  permitted by applicable  law, the  Adviser  shall  provide  access to its books and  records  relating  to the
Company as the Company may reasonably request.  The Adviser shall have access at all  reasonable  times to books and  records  maintained  for the Company to the extent  necessary  for the Adviser to comply with all  applicable  securities or other laws to which it is subject,  and further  provided that the Company shall produce copies of such records and books whenever  reasonably  required to do so by the  Adviser  for the  purpose  of legal  proceedings  or  dealings  with any
governmental   or  regulatory   authorities  or  for  its  internal   compliance
procedures.

9.       Compensation.

         For the services,  payments and facilities to be furnished hereunder by the  Adviser,  the  Adviser  shall be  entitled  to  receive  from  the  Company compensation  in an  amount  equal to 1.00 %  annually  of the  average  monthly managed  assets of the Company.  "Managed  assets" means the total assets of the
Trust   (including  any  assets   attributable  to  any  leverage  that  may  be
outstanding) minus the sum of accrued

liabilities (other than deferred taxes or debt representing financial leverage).
Accrued  liabilities are expenses incurred in the normal course of the Company's operations.

         Such  compensation  shall be  calculated  and accrued  monthly and paid quarterly  within  five  (5)  days  of the  end of each  calendar  quarter.  The
Company's  net assets  shall be  computed  in  accordance  with the  Articles of
Incorporation of the Company and any applicable  policies and  determinations of the Board of Directors.  The parties do hereby expressly  authorize and instruct the Company's Administrator,  U.S. Bancorp Fund Services LLC, or its successors, to  calculate  the fee payable  hereunder  and to remit all  payments  specified herein to the Adviser.

         In case of initiation or termination of the Agreement during any month, the fee for that  month  shall be  reduced  proportionately  on the basis of the number of calendar  days  during  which the  Agreement  is in effect and the fee shall be computed  upon the basis of the average  gross  assets for the business days the Agreement is so in effect for that month.

         The Adviser  may,  from time to time,  waive all or a part of the above compensation.

10.      Expenses of the Adviser.

         It is  understood  that the Company  will pay all  expenses  other than those expressly  stated to be payable by the Adviser  hereunder,  which expenses payable by the Company shall include,  without implied limitation,  (i) expenses of maintaining  the Company and continuing its existence,  (ii)  registration of the  Company  under the 1940 Act,  (iii)  commissions,  spreads,  fees and other expenses  connected with the acquisition,  holding and disposition of securities and other  investments  including  placement and similar fees in connection with direct  placements  entered  into  on  behalf  of the  Company,  (iv)  auditing, accounting and legal expenses,  (v) taxes and interest,  (vi) governmental fees,
(vii)  expenses of listing  shares of the  Company  with a stock  exchange,  and expenses of issue, sale,  repurchase and redemption (if any) of interests in the
Company,  including  expenses  of  conducting  tender  offers for the purpose of repurchasing Company interests, (viii)expenses of registering and qualifying the
Company and its shares under federal and state  securities laws and of preparing
and  filing   registration   statements   and   amendments  for  such  purposes,
(ix)expenses  of  reports  and  notices  to  shareholders  and  of  meetings  of shareholders  and proxy  solicitations  therefor,  (x)  expenses  of  reports to
governmental   officers  and  commissions,   (xi)  insurance   expenses,   (xii)
association   membership  dues,  (xiii)  fees,  expenses  and  disbursements  Of custodians and subcustodians for al! services to the Company  (including without limitation  safekeeping of funds,  securities and other investments,  keeping of books, accounts and records, and determination of net asset values),  (xiv)fees, expenses and  disbursements  of transfer  agents,  dividend  disbursing  agents, shareholder  servicing  agents and  registrars  for all services to the Company,
(xv)  compensation  and expenses of directors of the Company who are not members of the Adviser's organization,  (xvi) pricing and valuation services employed by the Company,  (xvii) all expenses  incurred in connection with leveraging of the
Company's assets through a line of credit, or issuing and maintaining  preferred shares, (xviii) all expenses incurred in connection with the organization of the
Company  and  the  initial  pubic  offering  of  common  shares,  and  (xix)such non-recurring items as may arise, including expenses incurred in connection with litigation,  proceedings  and  claims  and  the  obligation  of the  Company  to indemnify its Directors, officers and shareholders with respect thereto.

11.      Non-Exclusivity.

         The Company  understands  that the  persons  employed by the Adviser to assist in the performance of the Adviser's  duties under this Agreement will not devote their full time to such service and nothing  contained in this  Agreement shall be deemed to limit or restrict  the right of the Adviser or any  affiliate of the Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.  The Company further  understands and agrees that  managers of the Adviser may serve as officers or  directors  of the Company, and that officers or directors of the Company may serve as managers of the  Adviser to the extent  permitted  by law;  and that the  managers of the
Adviser are not prohibited from engaging in any other business  activity or from rendering services to any other person, or from serving as partners, officers or directors  of any other firm or company,  including  other  investment  advisory companies.

12.      Consent to the Use of Name.

         The  Adviser  hereby  consents  to the use by the  Company  of the name
"Tortoise" as part of the Company's name; provided,  however,  that such consent shall be conditioned upon the employment of the Adviser or one of its affiliates as the investment  adviser of the Company.  The name "Tortoise" or any variation thereof  may be  used  from  time to time in  other  connections  and for  other purposes by the Adviser and its affiliates and other  investment  companies that have obtained consent to the use of the name "Tortoise".  The Adviser shall have the right to require the Company to cease using the name  "Tortoise"  as part of the Company's name if the Company ceases,  for any reason, to employ the Adviser or one of its  affiliates  as the  Company's  investment  adviser.  Future names adopted by the  Company for itself,  insofar as such names  include  identifying words requiting the consent of the Adviser, shall be the property of the Adviser and shall be subject to the same terms and conditions.

13.      Effective Date, Term and Approval.

         This Agreement shall become  effective with respect to the Company,  if approved  by the  shareholders  of the  Company,  as of the close of the initial public offering of common shares of the Company. If so approved,  this Agreement shall  continue  in force and effect  for two years  from the date of  execution above,  and may be continued  from year to year  thereafter,  provided  that the continuation of the Agreement is specifically approved at least annually:

         a.       (i) by the  Board or  (ii)by  the vote of "a  majority  of the outstanding  voting  securities" of the Company (as defined in
                  Section 2(a)(42) of the 1940 Act); and

         b.       by the affirmative vote of a majority of the directors who are not parties to this  Agreement  or  "interested  persons"  (as defined in the 1940 Act) of a party to this  Agreement  (other than as directors of the Company),  by votes cast in person at a meeting specifically called for such purpose.

14.      Termination.

         This Agreement may be terminated as to the Company at any time, without the payment of any penalty, by vote of the Board or by vote of a majority of the outstanding voting securities of the Company, or by the Adviser, on no more than sixty (60) days'  written  notice to the other  party.  The notice  provided for herein may be waived by the party  entitled to receipt  thereof.  This Agreement shall  automatically  terminate  in  the  event  of  its  assignment,  the  term
"assignment"  for  purposes  of this  paragraph

having the meaning defined in Section 2(a)(4) of the 1940 Act. Upon  termination pursuant to this Section 14, the Adviser, at the Company's request, must deliver all copies of books and records maintained in accordance with this Agreement and applicable law.

15.      Amendment.

         No  amendment  of this  Agreement  shall be  effective  unless it is in writing and signed by the party  against which  enforcement  of the amendment is sought.

16.      Liability of Adviser.

         The Adviser will not be liable in any way for any  default,  failure or defect in any of the  securities  comprising  the Company's  portfolio if it has satisfied the duties and the standard of care,  diligence and skill set forth in this  Agreement.  However,  the  Adviser  shall be liable to the Company for any loss,  damage,  claim,  cost,  charge,  expense or liability  resulting from the
Adviser's willful misconduct,  bad faith or gross negligence or disregard by the
Adviser of the  Adviser's  duties or standard of care,  diligence  and skill set forth in this  Agreement  or a  material  breach  or  default  of the  Adviser's obligations under this Agreement.

17.      Notices.

         Any notices  under this  Agreement  shall be in writing,  addressed and delivered,  telecopied or mailed  postage  paid, to the other party  entitled to receipt  thereof at such address as such party may  designate for the receipt of such notice.  Until  further  notice to the other  party,  it is agreed that the address of the Company and that of the Adviser shall be 10801 Mastin  Boulevard,
Suite 222, Overland Park, Kansas 66210.

18.      Questions of Interpretation.

         Any  question  of  interpretation  of any  term  or  provision  of this
Agreement having a counterpart in or otherwise  derived from a term or provision of the 1940 Act or the  Advisers Act shall be resolved by reference to such term or provision of the 1940 Act or the Advisers Act and to interpretations thereof, if any,  by the  United  States  Courts  or in the  absence  of any  controlling decision of any such court,  by rules,  regulations  or orders of the Commission issued pursuant to said Acts. In addition,  where the effect of a requirement of the 1940 Act or the Advisers Act  reflected in any provision of the Agreement is revised by rule, regulation or order of the Commission,  such provision shall be deemed to incorporate the effect of such rule,  regulation or order.  Subject to the foregoing,  this Agreement  shall be governed by and construed in accordance with the laws (without reference to conflicts of law provisions) of the State of
Delaware.

                            [signature page follows]

         IN WITNESS  WHEREOF,  the parties  hereto  have caused this  Investment
Advisory  Agreement  to be  executed  in  duplicate  by  their  respective  duly authorized officers on the day and year first written above.

                                     TORTOISE NORTH AMERICAN ENERGY CORPORATION

                                     By:/s/ David J. Schulte
                                        ----------------------------------
                                     Name:  David J. Schulte
                                           -------------------------------
                                     Title: CEO & President
                                            ------------------------------

                                     TORTOISE CAPITAL ADVISORS, LLC

                                     By:/s/ Terry Matlack
                                        ----------------------------------
                                     Name:  Terry Matlack
                                          --------------------------------
                                     Title: Managing Director
                                            ------------------------------